SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 24, 2002


                             EBIZ ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



          Nevada                       0-27721                   84-1075269
(State or other Jurisdiction     (Commission File No.)          (IRS Employer
     of Incorporation                                        Identification No.)


                           13715 Murphy Road, Suite D
                              Stafford, Texas 77477
        (Address of Registrant's Principal Executive Offices) (Zip Code)


                                 (281) 403-8588
              (Registrant's telephone number, including area code)
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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     (b) On April 11, 2002 the United States Bankruptcy Court for the District of Arizona in Phoenix, Arizona executed an order confirming the Amended Joint Plan of Reorganization (the "Plan") of Ebiz Enterprises, Inc., a Nevada corporation (the "Company"), Case No. B-01-11843-ECF-CGC, and its wholly-owned subsidiary, Jones Business Systems, Inc., a Texas corporation ("JBSI"), Case No. B-01-11844-ECF-CGC, that the Company and JBSI filed jointly with the Bankruptcy Court on January 4, 2002, as amended on January 24, 2002 and as modified by three immaterial modifications to the Plan at the April 11, 2002 confirmation hearing.

The Plan is referenced as an Exhibit to this Form 8-K. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The principal provisions of the Plan are as follows:

     * The effective date of the Plan is thirty (30) days following the date all orders necessary for confirmation of the Plan become final orders (the "Effective Date"). The Effective Date is anticipated to be May 21, 2002 assuming that all orders necessary for confirmation of the Plan become final orders on April 21, 2002. On the Effective Date, all of the assets and business operations of JBSI will be transferred to the Company which shall become the reorganized, surviving entity ("New Company") and JBSI shall be dissolved and cease to exist. Thereafter, all purchases, manufacturing, sales and other business operations will be conducted by New Company.

     * Obligations to secured creditors are to be paid in full with interest. Long-term periodic payments will be made to secured creditors until full payment has been made.

     * Upon the Effective Date, the general unsecured creditors will share pro rata in a pool of securities consisting of (i) 660,000 shares of shares of common stock in New Company, par value $0.001 ("New Common Stock") and (ii) warrants to purchase 220,000 shares of New Common Stock (each an "Unsecured Creditors Warrant"). The terms of the Unsecured Creditors Warrants will provide for a two-year exercise period from the Effective Date and an exercise price of $0.65 per share. The total amount of New Common Stock issued directly to the general unsecured creditors and from exercise of the Unsecured Creditors Warrants (assuming exercise of all Unsecured Creditors Warrants) equals approximately 9.46% of the New Common Stock that may be issued under the Plan. In addition, each general unsecured creditor will receive equal quarterly payments over a two year period, beginning on the date that is three months after the Effective Date, which aggregate 7% of such general unsecured creditor's allowed claim.

     * On the Effective Date, all outstanding shares of preferred stock and common stock of the Company will be cancelled. Warrants to purchase shares of New Common Stock at $0.65 per share will be issued to the former stockholders (each a "New Warrant") at the rate of one share of New Common Stock for every ten (10) shares of the Company's common stock owned as of the Effective Date. Terms of the New Warrants will provide for a sixty-day exercise period from the Effective Date. For purposes of calculating the exchange for the New Warrants set forth
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          above, the 7,590 outstanding shares of preferred stock of the Company have been converted into 3,220,000 shares of common stock of the Company. The total number of shares of New Common Stock for which the New Warrants may be exercised is 3,728,185. The total amount of New Common Stock issued to preferred and common shareholders of the Company from exercise of the New Warrants (assuming exercise of all New Warrants) equals approximately 40.09% of the New Common Stock that may be issued under the Plan.

     * The Canopy Group, Inc. ("Canopy") has the right, for the period that ends thirty days after the Effective Date, to exchange up to $1,500,000 of its secured debt for shares of New Common Stock. The total number of shares of New Common Stock for which Canopy may make such exchange is 2,538,462. In addition, Canopy will receive on the Effective Date warrants to purchase 253,846 shares of New Common Stock (each a "Canopy/FFEC Warrant"). The terms of the Canopy/FFEC Warrants will provide for a three-year exercise period from the Effective Date and an exercise price of $0.65 per share. The total amount of New Common Stock issued to Canopy from the exchange of its secured debt and the exercise of the Canopy/FFEC Warrants (assuming Canopy exchanges the entire amount of its secured debt and exercises all of its Canopy/FFEC Warrants) equals approximately 30.02% of the New Common Stock that may be issued under the Plan.

     * During the period ending on the date that is thirty days after the Effective Date, holders of the secured promissory notes totaling $591,000 (each a "DIP Note"), issued as debtor-in-possession financing during the Chapter 11 cases, may exchange all or part of the debt represented by a DIP Note for (i) shares of New Common Stock at the price of $0.50 per share or (ii) a convertible secured promissory note (each a "New Note") which provides for interest to accrue at various rates until the maturity date which is seven years after the Effective Date. At maturity, all principal and accrued interest will be due. For the period ending on the date that is twenty-four months after the Effective Date, each holder of a New Note may convert the amount of such New Note to shares of New Common Stock at the conversion price of $0.50 per share. The total number of shares of New Common Stock for which the DIP Notes may be exchanged directly for shares or converted through the New Notes for shares is 1,182,000 shares which equals approximately 12.71% of the New Common Stock that may be issued under the Plan. In addition, the agent for the holders of the DIP Notes, which also served as the financial advisor to the Company in the debtor-in-possession financing transaction, will receive 118,200 Canopy/FFEC Warrants which if exercised equals approximately 1.27% of the New Common Stock that may be issued under the Plan.

     * The Transition Management Team will collectively receive 300,000 shares of New Common Stock and warrants to purchase 300,000 shares of New Common Stock (each a "Transition Warrant"). The terms of the Transition Warrants will provide for a one-year exercise period from the Effective Date and an exercise price of $0.65 per share. Fifty percent of the total number of shares of New Common Stock and Transition Warrants will be distributed to members of the Transition Management Team on the Effective Date with the balance distributed on the date that is 90 days after the Effective Date. The total amount of New Common Stock issued directly to the Transition Management Team and from exercise of the New Warrants equals approximately 6.45% of the New Common Stock that may be issued under the Plan.

     * The board of directors of New Company on the Effective Date will consist of Bruce Parsons, up to three designees of Canopy (depending upon the amount of its secured debt that is exchanged for New Common Stock), and up to one designee of FFEC (depending upon the amount of the DIP Notes that are exchanged for New Common Stock ).

The Plan requires that certain administrative claims be paid on the Effective Date.

The total outstanding shares of the Company as of the confirmation date of the Plan was 7,590 preferred shares and 34,061,851 common shares. The number of shares of New Common Stock to be issued upon the Effective Date is 810,000, and the total number of shares of New Common Stock that may be issued upon the exercise of all warrants, the conversion of all convertible debt issued under the Plan, and the issuance to the Transition Management Team of the balance of its New Common Stock is 8,490,693. The combined total number of shares of New Common Stock that may be issued under the Plan by all methods is 9,300,693.

As of April 11, 2002, the assets and liabilities of the Company on a historical cost basis were approximately 4,531,737 and 21,910,899, respectively. On or near the Effective Date, New Company will adopt provisions of "fresh start accounting," which requires New Company to restate all assets and liabilities to their fair values based upon the provisions of the Plan and certain valuation plans currently underway. No determination of the impact of fresh start accounting on the historical consolidated financial statements has been made.

Copies of the Order Confirming the Amended Joint Plan of Reorganization dated April 11, 2002, the Amended Joint Plan of Reorganization and the Disclosure Statement for the Amended Joint Plan of Reorganization, and the Immaterial Modifications to Amended Joint Plan of Reorganization, the Second Immaterial Modifications to Amended Joint Plan of Reorganization, and the Third Immaterial Modifications to Amended Joint Plan of Reorganization are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6, respectively, and are incorporated herein by reference.

The Disclosure Statement for the Amended Plan of Reorganization filed as an exhibit to this Form 8-K may contain certain forward-looking statements and projections. Please refer to the Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001 for disclosure relating to cautionary statements that qualify such forward-looking statements and projections.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     (b) Semple & Cooper, LLP, Certified Public Accountants and Consultants, was engaged as the Company's principal accountant on February 22, 2001. The decision to engage Semple & Cooper was approved by the Company's board of directors.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

Exhibit
Number                   Description
------                   -----------
 2.1 Order Confirming the Amended Joint Plan of Reorganization dated April 11, 2002

 2.2           Amended Joint Plan of Reorganization dated January 4, 2002

 2.3           Disclosure Statement for the Amended Joint Plan of Reorganization

 2.4           Immaterial Modifications to Amended Joint Plan of Reorganization

 2.5           Second Immaterial Modifications to Amended Joint Plan of
               Reorganization

 2.6           Third Immaterial Modifications to Amended Joint Plan of
               Reorganization
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EBIZ ENTERPRISES, INC.


                                      By: /s/ Bruce Parsons
                                      ------------------------------------------
                                      Bruce Parsons
                                      Chief Executive Officer